SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    /X/

Filed by a party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for use of
/X/ Definitive Proxy Statement                  the Commission only (as
/ / Definitive Additional Materials             permitted by Rule
/ / Soliciting Material Pursuant to             14a-6 (e)(2)
    Rule 14a-11 (c) or Rule 14a-12

                           TGC INDUSTRIES, INC.
----------------------------------------------------------------------------
            (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
----------------------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11
    (1) Title of each class of securities to which transaction applies.
    (2) Aggregate number of securities to which transaction applies.
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
    (4) Proposed maximum aggregate value of transaction.
    (5) Total fee paid.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.











                           TGC INDUSTRIES, INC.

                        1304 Summit Avenue, Suite 2
                            Plano, Texas 75074

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held November 5, 1998

To the Shareholders of
TGC INDUSTRIES, INC.

     A special meeting of the shareholders of TGC Industries, Inc. (the "Company") will be held at 1304 Summit Avenue, Suite 2, Plano, Texas on Thursday, November 5, 1998, at 10:00 A.M., Central Standard Time, for the following purposes:

     1. To approve the proposed amendment to Article Four of the Company's Articles of Incorporation, as amended ("Articles of Incorporation") to effectuate a one-for-three reverse stock split ("Reverse Split") of the Company's Common Stock, whereby each three shares of issued and outstanding Common Stock will be changed into one share of Common Stock; and

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on September 22, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

                                   By Order of the Board of Directors:

                                   Allen T. McInnes
                                   Secretary
Plano, Texas
September 22, 1998
                                 IMPORTANT

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.






                           TGC INDUSTRIES, INC.

                        1304 Summit Avenue, Suite 2
                            Plano, Texas 75074


                              PROXY STATEMENT
            SPECIAL MEETING OF SHAREHOLDERS -- November 5, 1998

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the management of TGC Industries, Inc. (the "Company") on behalf of the Board of Directors of the Company for a special meeting of stockholders to be held at 1304 Summit Avenue, Suite 2, Plano, Texas on Thursday, November 5, 1998, and at any adjournment thereof, for the purpose of submitting to a vote of the stockholders the actions and proposals set forth in this Proxy Statement. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about September 24, 1998.

                        COSTS OF PROXY SOLICITATION

     Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's Common and Preferred Stock, and in such event the Company will reimburse them for all accountable costs so incurred.

                                 CONTENTS

     The Board of Directors has proposed an amendment to Article Four of the Company's Articles of Incorporation, as amended ("Articles of Incorporation") to effectuate a one-for-three reverse stock split ("Reverse Split") whereby each three shares of issued and outstanding Common Stock will be changed into one share of Common Stock. See "Action to be Taken" below for a more complete description of the proposed Amendment and the reasons therefor.

     The Texas Business Corporation Act requires that amendments to a corporation's articles of incorporation be approved by the stockholders entitled to vote thereon, as well as the Board of Directors. Accordingly, the Company is hereby soliciting approval from the holders of its Common Stock and Preferred Stock of the action to be taken, which requires the approval of the holders of at least two-thirds of the outstanding shares entitled to vote thereon on the record date, and the approval of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a class.





                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owner(s) as of July 31, 1998, of more than five percent (5%) of the Company's Common Stock or Preferred Stock.

Such tabulation also sets forth the number of shares of the Company's Common Stock or Preferred Stock beneficially owned as of July 31, 1998, by all of the Company's directors and executive officers (naming them), and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock or Preferred Stock possess the sole voting and dispositive power in regard to such stock. The $5.00 per share Preferred Stock is freely convertible into shares of Common Stock at the conversion price per share of Common Stock of $0.75 if converted prior to the close of business on December 31, 1998, $1.25 if converted after December 31, 1998, but prior to close of business on December 31, 1999, and at the conversion price per share of Common Stock of $2.00 thereafter. Ownership of Preferred Stock is deemed to be beneficial ownership of Common Stock at the conversion price per share of $0.75 under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of July 31, 1998, there were 6,487,985 shares of Common Stock and 1,129,350 shares of Preferred Stock outstanding.


Name & Address               Title of      Amount & Nature     Approximate
of Beneficial Owner          Class                of           % of Class(1)
                                              Beneficial
                                              Ownership

Allen T. McInnes             Common      1,597,284      (2)(3)      22.57%
Tetra Technologies           Stock
25025 Interstate 45 North    Preferred      63,162                   5.59%
The Woodlands, TX 77380      Stock

Robert J. Campbell           Common        260,763   (2)(3)(4)       3.98%
TGC Industries, Inc.         Stock
1304 Summit Ave., Ste 2      Preferred       5,000         (4)           *
Plano, Texas 75074           Stock

Wayne A. Whitener            Common        107,818   (2)(3)(7)       1.64%
TGC Industries, Inc.         Stock
1304 Summit Ave., Ste 2      Preferred       3,000                       *
Plano, Texas 75074           Stock

William J. Barrett           Common      1,238,853      (2)(3)      17.68%
26 Broadway, Suite 829       Stock                      (6)(8)
New York, New York 10004     Preferred      60,000         (6)       5.31%
                             Stock



Herbert M. Gardner           Common        923,471   (2)(3)(5)      13.42%
26 Broadway, Suite 829       Stock                         (9)
New York, New York 10004     Preferred      42,000         (5)       3.72%
                             Stock
David P. Williams            Common         17,000         (3)           *
TGC Industries, Inc.         Stock
1304 Summit Ave, Suite 2
Plano,  TX 75074

Ken Uselton                  Common         22,006         (3)           *
TGC Industries, Inc.         Stock
1304 Summit, Ste 2
Plano, Texas 75074

Gerlach & Co.                Common        933,333         (2)       12.58%
111 Wall Street, 8th Fl.     Stock
New York, NY                 Preferred      80,000                    7.08%
                             Stock

Special Situations Cayman    Common        333,333         (2)        4.89%
Fund L.P.                    Stock
                             Preferred      50,000                    4.43%
                             Stock

Special Situation Fund III   Common      1,000,000         (2)       13.35%
L.P.                         Stock
                             Preferred     150,000                   13.28%
                             Stock

All directors and officers   Common      4,167,195                   51.11%
as a group (7 persons)       Stock
__________________________   Preferred     173,162                   15.33%
                             Stock


*Denotes less than 1% beneficial ownership.

     (1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of Preferred Stock and certain options and warrants were deemed to be currently outstanding solely with respect to the holders of such Preferred Stock, options, and warrants.

     (2) Includes the number of shares of Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Preferred Stock, which Preferred shares ($5.00 per share) are freely convertible into shares of Common Stock at the conversion price per shares of Common Stock of $0.75 through December 31, 1998.

     (3) Includes the number of Shares of Common Stock set forth opposite the person's name in the following table, which shares are beneficially owned as a result of the ownership of Stock Options and Stock Purchase Warrants.


                                   Stock
                                  Options                   Warrants

Allen T. McInnes                     -0-                    168,674
Robert J. Campbell                26,667                        -0-
Wayne A. Whitener                 61,667                        -0-
David P. Williams                 17,000                        -0-
Herbert M. Gardner                   -0-                    111,850
William J. Barrett                   -0-                    119,350*
Ken Uselton                        6,333                        -0-
All directors and
officers as a group
(7 persons)                      111,667                    399,874
-----------------------

*Includes 7,500 Warrants owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such Warrants.

     (4) Includes 28,625 shares of Common Stock owned by Robert J. Campbell's wife and also includes 13,333 shares of Common Stock purchasable upon the conversion of 2,000 shares of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell has disclaimed beneficial ownership of these shares.

     (5) Includes 83,848 shares of Common Stock owned by Herbert M. Gardner's wife and also includes 13,333 of Common Stock shares purchasable upon the conversion of 2,000 shares of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

     (6) Includes 71,775 shares of Common Stock owned by William J. Barrett's wife and also includes 66,666 shares of Common Stock purchasable upon the conversion of 10,000 shares of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

     (7) Mr. Whitener exercised stock options to purchase 3,000 shares of the Company's Common Stock on August 19, 1998, which transaction has been reflected in the above beneficial ownership table.

     (8) Mr. Barrett purchased 20,000 shares of the Company's Common Stock on August 17, 1998, and this transaction has been reflected in the above beneficial ownership table.

     (9) Mr. Gardner purchased 25,000 shares of the Company's Common Stock on August 19, 1998, and this transaction has been reflected in the above beneficial ownership table.

Depositories such as The Depository Trust Company (Cede & Company) as of July 31, 1998 held, in the aggregate, more than five percent (5%) of the Company's then outstanding Common Stock voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than five percent (5%) of the Company's outstanding voting securities.

                            REASONS FOR ACTION

     The Reverse Split is being proposed primarily to prevent the Company's Common Stock from being delisted from the NASDAQ SmallCap Market. The NASDAQ Stock Market advised the Company that the Company's securities would be subject to delisting from the SmallCap Market effective at the close of business on September 3, 1998, unless stayed by the Company's request for a hearing before NASDAQ by such date. On September 2, 1998, the Company requested such a hearing and delisting proceedings have therefore been stayed. NASDAQ stated the reason for delisting proceedings was the fact that the bid price of the Company's Common Stock had failed to equal or exceed the minimum price requirement of $1.00 per share for thirty consecutive trading days and that the Company, as a condition to continued listing of its securities on the SmallCap Market, must satisfy the minimum bid price requirement.

     Management believes that the Reverse Split, which will cause the price of the Common Stock to increase, will satisfy the minimum bid price requirement and prevent the Company from being delisted from the NASDAQ SmallCap Market on such basis.

                            ACTION TO BE TAKEN

     The Board of Directors, unanimously approved, and recommended stockholder approval of an amendment to Article Four of the Company's Articles of Incorporation that will effect the Reverse Split. The text of the Amendment is set forth on Exhibit "A" attached hereto. The Amendment, if adopted, will be effected through the filing of Articles of Amendment with the Secretary of State of the State of Texas. Such filing shall be made on such date as the Board, in its sole discretion, determines (but in any event not later than Monday, November 16, 1998) and will be effective at 5:00 o'clock P.M. Central Standard Time, on the date of filing.

     As a result of the Reverse Split, the number of shares of Common Stock held by each stockholder at the effective time of the Reverse Split will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by three. In addition, shares of Common Stock that are reserved for issuance upon the exercise of outstanding options and warrants, and the respective exercise prices per share, would be adjusted pursuant to the Reverse Split, to reflect that the number of shares would be decreased and the exercise price per share would be increased accordingly.

     Pursuant to the provisions of the $5.00 per share Preferred Stock, upon the effective time of the Reverse Split, the conversion ratio of the Preferred Stock will automatically adjust to increase the conversion price per share by multiplying the conversion price by three. Therefore, from and after the Reverse Split, the conversion ratio of the Preferred Stock will adjust so that the conversion price per share of Common Stock shall be $2.25 ($0.75 x 3) if converted prior to the close of business on December 31, 1998, $3.75 ($1.25 x 3) if converted after the close of business December 31, 1998 but prior to the close of business on December 31, 1999, and at the conversion price per share of Common Stock of $6.00 ($2.00 x 3) thereafter. As a result, the number of shares of Common Stock to be received as the result of a conversion of a share of Preferred Stock shall be one-third (1/3) the number of shares that would have been received on a conversion of a share of Preferred Stock prior to the Reverse Split. However, each share of Preferred Stock shall continue to have one vote per share on all matters to be voted on by the shareholders, the same per share vote as prior to the Reverse Split.

     Notwithstanding receipt of votes sufficient to approve the Reverse Split, if, for any reason, the Board of Directors deems it advisable to do so, the Company may abandon the Reverse Split at any time prior to the filing with the Secretary of State of the State of Texas of the Articles of Amendment effecting the Reverse Split without further action by the stockholders of the Company.

                      TREATMENT OF FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Common Stock will be issued to stockholders because of the Reverse Split. Rather, each fractional share interest shall be rounded up to a whole share. Each stockholder who would otherwise receive a fractional share of Common Stock as a result of the Reverse Split will receive a whole share of Common Stock in lieu of such fractional share interest.

                             OUTSTANDING STOCK

     The Company's Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.10 per share and 4,000,000 shares of Preferred Stock with a par value of $1.00 per share. As of September 22, 1998 (the "Record Date"), which is the date as of which the record of shareholders entitled to vote at the meeting was determined, there were 6,500,985 shares of the Company's Common Stock outstanding and 1,129,350 shares of the Company's Preferred Stock outstanding.

     In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock and Preferred Stock held in his or her name on the Record Date. The Company's Articles of Incorporation prohibit cumulative voting.

                      OTHER EFFECTS OF REVERSE SPLIT

     The Company has previously issued and has outstanding various stock options pursuant to its 1986 and 1993 Stock Option Plans for an aggregate of 358,167 shares of its Common Stock. In addition, the Company has previously issued and has outstanding warrants to purchase 849,674 shares of its Common Stock. If the Reverse Split is implemented, both the exercise price per share and the number of shares subject to each option and warrant will be appropriately adjusted.

     The Reverse Split is likely to result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transaction on "round-lots" of even multiples of 100 shares.

                          ACCOUNTING CONSEQUENCES

     The par value of the Common Stock will change from $.10 per share to $.30 per share following the Reverse Split. The increase in the par value of the Common Stock will result in no change to the Company's capital account or surplus.

                      FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences is for general information only and does not address foreign, state or local tax consequences that may be relevant to a particular stockholder. Accordingly, each stockholder is urged to consult his or her own tax advisor to determine the particular consequences to such stockholder of the Reverse Split.

     The Reverse Split should not result in the recognition of gain or loss. The holding period of the shares for post-Reverse Split Common Stock will include the holding period for the shares of pre-Reverse Split Common Stock exchanged therefor, provided that the shares of Common Stock are held as a capital asset. The adjusted basis of the shares of post-Reverse Split Common Stock will be the same as the adjusted basis of pre-Reverse Split Common Stock exchanged therefor.

                      EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the effective date of the Reverse Split, the Company will send a letter of transmittal to each stockholder of record as of the close of business on the effective date for use in transmitting certificates representing shares of Common Stock ("Old Certificates") to the Company's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the approximate number of whole shares of post-Reverse Split Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.


     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Split. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal.
Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer. No service charge will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

                          RECOMMENDATION AND VOTE

     It is the opinion of the Board of Directors that the Reverse Stock Split and related Amendment is advisable, and in the best interests of the Company.

As a result, the Board of Directors recommends a vote FOR the approval of the Amendment to effect the Reverse Stock Split. The affirmative vote of the holders of a two-thirds majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote thereon, and the affirmative vote of the holders of a two-thirds majority of the outstanding shares of Common Stock, voting as a class, is required for the stockholders to approve the Amendment to effect the Reverse Stock Split.

                               OTHER MATTERS

     The Company knows of no other matters to be submitted to the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in the manner in which the Board of Directors may recommend.


                              By Order of the Board of Directors


                              Allen T. McInnes
                              Secretary

Plano, Texas
September 22, 1998



                                Exhibit "A"

     Article Four of the Company's Articles of Incorporation is proposed to be further amended by adding a new paragraph at the end thereof reading as follows:

          "C. Reverse Stock Split. Upon the filing of this Amendment with the Secretary of State of Texas, and effective as of 5:00 P.M., Central Standard Time, on the date of filing (referred to herein as "Effective Time"), every three shares of Common Stock, par value $.10, issued and outstanding as of the Effective Time shall automatically, and without action on the part of the stockholders, be converted and combined into one validly issued, fully payable and non-assessable share of Common Stock, par value $.30, (the "Reverse Split"). In the case of a holder of shares not evenly divisible by three, such holders shall receive in lieu of any fraction of a share, an additional share of Common Stock. As of the Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split shall be deemed to represent the number of new shares into which the old shares are convertible."



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                               Front of Card
----------------------------------------------------------------------------

                           TGC INDUSTRIES, INC.
                      SPECIAL MEETING OF STOCKHOLDERS

                             November 5, 1998

     The undersigned hereby appoints Robert J. Campbell and Allen T. McInnes and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of Common Stock, par value $.10 per share (the "Common Stock") and all of the shares of Preferred Stock, par $1.00 per share (the "Preferred Stock") of TGC Industries, Inc. (the "Company") held of record on September 22, 1998, by the undersigned, at the Special Meeting of Stockholders to be held at 1304 Summit Avenue, Suite 2, Plano, Texas 75074 at 10:00 A.M. on November 5, 1998, and at any adjournments or postponements thereof, for the purposes identified on the reverse side and with discretionary authority as to any other matters that may properly come before the Special Meeting, in accordance with and as described in the Notice of Special Meeting of Stockholders and Proxy Statement.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned holder. If the proxy is returned without direction being given, this proxy will be voted FOR THE ACTION TO BE TAKEN TO EFFECTUATE THE REVERSE STOCK SPLIT.


----------------------------------------------------------------------------
                               Back of Card
----------------------------------------------------------------------------
                                   PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Stockholders should not send any stock certificates with this proxy card. Stockholders are urged to mark, sign, date and mail promptly this proxy card in the envelope provided.

     EACH PROXY MUST BE SIGNED AND DATED. Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this proxy card.

     The Board of Directors of TGC Industries, Inc. RECOMMENDS A VOTE FOR the amendment to the Company's Articles of Incorporation to effectuate the Reverse Stock Split.


         PLEASE INDICATE YOUR VOTE BELOW on the following action:

Amendment to Article Four of the Company's Articles of Incorporation providing for a one-for-three reverse split of the Common Stock.

     [  ]  FOR      [  ]  AGAINST            [  ]  ABSTAIN

     DATE:

     SIGNATURE:

     PRINTED NAME:




[Letter to Shareholders]


                                         September 22, 1998



Letter to our Shareholders:

     Enclosed is a Proxy Statement and form of proxy for a special meeting of the shareholders of TGC Industries, Inc. (TGC) to be held on November 5, 1998, to approve a 1-for-3 reverse stock split, whereby each three shares of issued and outstanding Common Stock will be changed into one share of Common Stock. This proposal is being made in response to the action of NASDAQ, which notified TGC of potential delisting from the NASDAQ SmallCap Market because the Company's Common Stock has failed to maintain a closing bid price greater than or equal to $1.00 as required for continued listing.

     Based upon an evaluation by the Board, your Board of Directors has proposed a 1-for-3 reverse stock split for the Company's Common Stock. This action requires an amendment to the Articles of Incorporation and the affirmative vote of the holders of a two-thirds majority of the issued shares of Common Stock and Preferred Stock entitled to vote thereon, and the affirmative vote of the holders of a two-thirds majority of the issued shares of Common Stock, voting as a class, to approve the amendment to effect the Reverse Stock Split.

     TGC's Board of Directors believes the reverse stock split will cause the per share price of the Common Stock to increase by approximately three (3) times the September 18, 1998, closing bid price of $0.625, if the current market valuation of the Company is maintained. This action will satisfy the minimum bid price requirement of the NASDAQ SmallCap Market and allow continued listing of the Company's Common Stock.

     TGC's Board of Directors recommends a vote in favor of the reverse split. TGC appreciates the support of our shareholders.


/s/ ROBERT J. CAMPBELL                   /s/ WAYNE A. WHITENER
________________________________         _________________________________
Robert J. Campbell                       Wayne A. Whitener
Vice Chairman and CEO                    President and COO